Third Quarter 2006 Earnings Call

Safe Harbor Clause The following statement is made pursuant to the Safe Harbor for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. In these communications, we may make certain statements that are forward-looking, such as statements regarding Terremark's future results and plans, and anticipated trends in the industry and economies in which Terremark operates. These forward-looking statements are the Company's expectations on the day of the initial broadcast of the 3rd quarter conference call, and the Company will make no efforts to update these expectations based on subsequent events or knowledge. These forward-looking statements are based on Terremark's current expectations and are subject to a number of risks, uncertainties, and assumptions, including that our revenue may differ from that projected; that we may be further impacted by slowdowns, postponements, or cancellations in our clients' businesses, or deterioration in our clients financial condition; that our targeted service markets may not expand as we expect; that we may experience delays in the awarding of customer contracts; that our reserves and allowances may be inadequate, or the carrying value of our assets may be impaired; that we may experience increased costs associated with realigning our business, or may be unsuccessful in those efforts and any of the other risks in our Annual Report on Form 10K. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from the results expressed or implied in any forward-looking statements made by the Company in these communications. These and other risks, uncertainties, and assumptions are detailed in documents filed by the Company with the Securities and Exchange Commission. Terremark does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

Q3 FY2006 Summary Revenue: $18.9 million, up 35% sequentially EBITDA: $1.8 million, up from a loss of $0.3 million in prior quarter and a loss of $1.8 million in year-ago quarter New Customers: 58 Total customers increased to 444 Total Bookings: $18.6M, up from $12.8M in prior quarter Record level of bookings $11.6 million of bookings came from new customers Cross Connects: 3,724, up 17% sequentially and 92% YoY Revenue per square foot: $1,835, up from $1,534 in prior quarter and $1,344 year-ago quarter

Non-Financial Highlights Signed multi-year contract with Bank United, largest independently owned bank headquartered in Florida. Signed multi-year contract with Facebook to house their mission- critical infrastructure. Launched Secure Information Services Group SIS Group to provide a suite of managed services to customers in critical and rapidly evolving security sector. Hosted Post Wilma Business Continuity / Disaster Recovery banking seminar Over 100 attendees

Customers New Customers Added During the Quarter Avisena Bank United The Related Group Funtigo Shutterfly Streicher Mobile Fueling Upsells to Existing Customers US Federal Government Facebook Broadstar Hollywood Media

Revenue Total Revenue Q1 Q2 Q3 FY 2005 7.9 8.22 18.56 FY 2006 10.67 13.96 18.88 $ in millions * * Includes $9.4 million in non-recurring technology infrastructure build-outs

Q306 Revenue Breakdown Commercial and Federal Government Revenue $ in millions

Revenue Breakdown by Service Colocation Managed Services Exchange Point Services Q306 0.41 0.5 0.09 Colocation Managed Services Exchange Point Services Q306 0.48 0.42 0.1 Q206 Q306 Data Center Revenue by Service Type

Operational Metrics Operating Expenses $ in thousands

EBITDA EBITDA $ in millions * EBITDA, as adjusted, is defined as loss from operations less depreciation, amortization and stock based compensation

Bookings Commercial & Federal Government Bookings $ in millions

Customers & Cross Connects Q106 Q206 Q306 Cross Connects 2836 3182 3724 Total Customers Cross Connects Q106 Q206 Q306 Total Customers 280 396 444

Utilization Q106 Q206 Q306 Cross Connects 0.392 0.427 0.498 Q106 Q206 Q306 Total Customers 0.091 0.101 0.118 Utilization of Total Space Utilization of Built-Out Space 357,900 square feet 84,900 square feet

Q106 Q206 Q306 Churn 0.005 0.005 0.005 Federal Churn 0.0001 0.0001 0.0001 Revenue Per Square Foot Churn Q106 Q206 Q306 Total Customers 1277 1534 1835 < 1% < 1% < 1% 0% 0% 0%

Balance Sheet $ in thousands

Guidance Fourth Quarter 2006 Guidance Revenue: $21.5 million to $26.5 million EBITDA: $2.8 million to $4.8 million Positive operating cash flow Fiscal Year 2006 Guidance Total Revenue: $65 million to $70 million EBITDA: $2 million to $4 million Capital Expenditures: $7 million to $8 million

Thank You